Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Naked Brand Group Limited of our report dated June 14, 2019 relating to the financial statements, which appears in Naked Brand Group Limited’s Annual Report on Form 20-F/A dated January 3, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Sydney, Australia

January 3, 2020